Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 07/13/2012 04:14 PM
Original ID: 2009-000576726
Amendment ID: 2012-001356599

Profit Corporation
Articles of Amendment

1. Corporation name:

Strategic Mining Corporation

2. Article(s) 10 is amended as follows:

Change shares to Unlimited Common Shares

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 07/03/2012.
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Received
JUL 12 2012
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The Amendment was duly approved by the shareholders in the manner required by this act and the articles of incorporation.

Signature: Douglas C. Peters

Date: 07/11/2012
(mm/dd/yyyy)

Print Name: Douglas C. Peters

Title: President & CEO

Contact Person: Douglas C. Peters

Daytime Phone Number: (303) 278-1540 Email: dcpeters@strategicminingcorp.com

Checklist

- ✔ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✔ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✔ Please submit one **originally signed** document and one exact photocopy of the filing.

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

Amount Paid:	**$50.00**
Receipt #:	**691852**
Receipt Date:	**July 13, 2012**
Processed By:	**BETH ALL**
Corp #:	**2009-000576726**
Doc Id #:	**2012-001356599**

DO NOT PAY!
THIS IS NOT A BILL.

Strategic Mining Corporation
25 Rugby Rd
Buffalo, WY 14216-2709

Payment	Reference	Amount
CHECK	1093	50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
		TOTAL CHARGES PAID			**$50.00** ✓

In Reference To:

Strategic Mining Corporation

Comments:

SECRETARY OF STATE
State Capitol, 200 W. 24th St.
Cheyenne, WY 82002-0020

PAD or Billing Questions?
(307) 777-5343
SOSBilling@wyo.gov